EXHIBIT 4(a)

THE POTOMAC EDISON COMPANY,

THE BANK OF NEW YORK

and

BANK ONE TRUST COMPANY, N.A.

First Supplemental Indenture

Dated as of November 5, 2001

Supplement to Indenture of The Potomac Edison Company
dated as of May 31, 1995

          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 5, 2001 (the "First Supplemental Indenture") to an Indenture, dated as of May 31, 1995, among The Potomac Edison Company (the "Company"), a Maryland and Virginia corporation, The Bank of New York (the "Original Trustee"), a New York banking corporation, and Bank One Trust Company, N.A. (the "Series Trustee"), a national banking association.

RECITALS

          WHEREAS, the Company and the Original Trustee entered into an Indenture (the "Indenture"), dated as of May 31, 1995; and

          WHEREAS, Section 901 of the Indenture provides that the Indenture may be amended without the consent of any Holder (i) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

          WHEREAS, the Company has requested that the Original Trustee enter into this First Supplemental Indenture for the purpose of appointing the Series Trustee with all the rights, powers, trusts and duties of the Original Trustee with respect to, and only with respect to, the Company's 5% Notes due November 1, 2006 (currently expected to be issued in November of 2001) (the "Series 2001-A Securities") and for the purpose of amending the Indenture pursuant to Section 901 thereof to permit such appointment; and

          WHEREAS, the Company has determined that the amendments set forth in Article One hereof are authorized or permitted by Section 901 of the Indenture and has delivered to the Original Trustee and the Series Trustee an Opinion of Counsel to that effect and an Opinion of Counsel and an Officers' Certificate pursuant to Section 102 of the Indenture to the effect that all conditions precedent provided for in the Indenture to the Original Trustee's and the Series Trustee's execution and delivery of this First Supplemental Indenture have been complied with.

          NOW, THEREFORE, the Company, the Original Trustee and the Series Trustee agree as follows:

ARTICLE ONE AMENDMENTS

          Section 1.01. Section 101 of the Indenture is amended by adding the following definition, which shall be inserted after the definition of "Security Register":

           "Series Trustee" shall have the meaning set forth in Section 301(21).

and by amending the definition of "Trustee" by adding the words "or a Series Trustee" after the words "a successor Trustee" in the second line thereof.

          Section 1.02. Section 101 of the Indenture is amended by adding the following definition, which shall be inserted after the definition of "Original Issue Discount Security":

           "Original Trustee" means The Bank of New York or any successor pursuant to Section 611 or 612.

          Section 1.03. Section 301 of the Indenture is amended by deleting "and" after subparagraph (20) and by adding the following subparagraph after subparagraph (20):

                    (21) any Trustee for the Securities of the series (a "Series Trustee"), if other           than the entity originally acting as Trustee or any successor thereto, provided that such Series Trustee shall have entered into an indenture supplemental hereto as provided for in Section 615; and

and by renumbering subparagraph (21) as subparagraph (22).

          Section 1.04. Section 901(7) of the Indenture is amended and restated to read as follows:

                     (8) to evidence and provide for the acceptance of appointment hereunder by a Series Trustee or a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611 or 615, as applicable.

          Section 1.05. A new Section 615 shall be added to the Indenture after Section 614 thereof, which shall read as follows:

          Section 615. Appointment of Series Trustee.

                    In the case of the appointment of a Series Trustee with respect to a series of
          Securities pursuant to Section 301(21), the Company, the Original Trustee and the
          Series Trustee shall execute and deliver an indenture supplemental hereto wherein the Series Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such Series Trustee all the rights, powers, trusts and duties of the Trustee with respect to the Securities of the series to which the appointment of such Series
          Trustee relates, (2) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the Trustee with respect to the Securities of the series as to which it is continuing to act shall continue to be vested in the Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust separate and apart from any trust or trusts hereunder administered by any such other Trustee; and upon the execution and delivery of such supplemental indenture, the appointment of such Series Trustee shall become effective to the extent provided therein and such Series Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the Trustee with respect to the Securities of the series to which the appointment of such Series Trustee relates.

                    Upon request of any such Series Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such
          Series Trustee all such rights, powers and trusts referred to in the preceding paragraph.

                    No Series Trustee shall accept its appointment unless at the time of such acceptance such Series Trustee shall be qualified and eligible under this Article.

          Section 1.06. Effective as of the date on which all of the Company's 8% Quarterly Income Debt Securities (QUIDS) (Junior Subordinated Deferrable Interest Debentures Series A) due September 30, 2025 shall have been redeemed by the Company and are no longer outstanding, Section 112 of the Indenture shall be amended and restated to read as follows:

          Section. 112. Governing Law

                    This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          Section 1.07. Section 1406 shall be amended by deleting the term "Principal Office" and replacing it with the term "Corporate Trust Office."

ARTICLE TWO APPOINTMENT OF AND ACCEPTANCE BY SERIES TRUSTEE

            Section 2.01 Pursuant to Section 301(21) of the Indenture, as amended hereby, the Company hereby appoints the Series Trustee as Trustee under the Indenture with respect to, and only with respect to, the Series 2001-A Securities. Pursuant to Section 615 of the Indenture, as amended hereby, the Company vests all the rights, powers, trusts and duties of the Trustee under the Indenture to the Series Trustee with respect to the Series 2001-A Securities, and there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Indenture with respect to all of the series of Securities to which it has served and continues to serve as Trustee under the Indenture.

          Section 2.02. The Series Trustee hereby represents that it is qualified and eligible under the provisions of Section 609 of the Indenture and the provisions of the Trust Indenture Act of 1939, as amended, to accept its appointment as Trustee with respect to the Series 2001-A Securities under the Indenture and hereby accepts the appointment as such Trustee. The parties hereto agree that the Series Trustee's execution and delivery of this First Supplemental Indenture to the other parties hereto constitutes an instrument accepting such appointment within the meaning of Section 615 of the Indenture, as amended hereby.

          Section 2.03. With respect to the Series 2001-A Securities only, the following terms shall be defined as follows:

                     "Corporate Trust Office" means the principal office of the Series Trustee in
          New York, New York at which at any particular time this Indenture shall be administered, which currently is 153 West 51st Street, New York, New York
          10019.

                     "Responsible Officer," when used with respect to the Series Trustee, means any officer assigned to administer corporate trust matters and also means, with respect to any particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

ARTICLE THREE MISCELLANEOUS PROVISIONS

          Section 3.01. This First Supplemental Indenture will become effective upon its execution and delivery.

          Section 3.02. The First Supplemental Indenture is an indenture supplemental to the Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture, as so supplemented and amended, is to be read and construed as a single instrument.

          Section 3.03. All of the covenants, promises, stipulations and agreements of the Company contained in the Indenture, as supplemented and amended by this First Supplemental Indenture, will bind the Company and its successors and assigns and will inure to the benefit of the Trustee and the Series Trustee and their respective successors and assigns.

          Section 3.04. The Company will, at its own cost and expense, execute and deliver any documents or agreements, and take any other actions, which the Trustee or the Series Trustee or their respective counsel may from time to time request in order to assure the Trustee or the Series Trustee of the benefits of the rights granted to the Trustee or the Series Trustee under the Indenture, as supplemented and amended by this First Supplemental Indenture.

          Section 3.05. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

          Section 3.06. This First Supplemental Indenture may be executed in any number of counterparts, each of which counterparts will for all purposes be deemed to be an original, but all of which counterparts together will constitute one and the same instrument.

          Section 3.07. The recitals in this First Supplemental Indenture are made by the Company and not by the Original Trustee, or, except with respect to Section 2.02 hereof, the Series Trustee, and neither the Original Trustee nor, except with respect to Section 2.02 hereof, the Series Trustee shall be responsible for the validity or sufficiency hereof with respect to the other parties hereto.

          Section 3.08. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest: [SEAL] Thomas C. Sheppard, Jr.	THE POTOMAC EDISON COMPANY By: /s/ Bruce E. Walenczyk Name Bruce E. Walenczyk Title Vice President
Attest: [SEAL] Michael C. Daly	THE BANK OF NEW YORK By: /s/ Geovanni Barris Name Geovanni Barris Title Vice President
Attest: [SEAL] Sandra Whalen	BANK ONE TRUST COMPANY, N.A. By: /s/ Michael Pinzon Name Michael Pinzon Title Authorized Officer

STATE OF MARYLAND ) ) ss.: COUNTY OF WASHINGTON )

          On the 5th day of November, 2001, before me personally came Bruce E. Walenczyk, to me known, who, being by me duly sworn, did depose and say that he is Vice President of THE POTOMAC EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Tracy L. Buzzerd Notary
STATE OF NEW YORK ) ) ss.: COUNTY OF NEW YORK )

          On the 5th day of November, 2001, before me personally came Geovanni Barris, to me known, who, being by me duly sworn, did depose and say that he is Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ William J. Cassels Notary
STATE OF NEW YORK ) ) ss.: COUNTY OF NEW YORK )

On the 5th day of November, 2001, before me personally came Michael Pinzon, to me known, who, being by me duly sworn, did depose and say that he is an Authorized Officer of BANK ONE TRUST COMPANY, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Stanley J. Santos Notary